Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                       Ridgestone Financial Services, Inc.
             (Exact name of registrant as specified in its charter)


             Wisconsin                                        39-1797151
    (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                      Identification No.)



              13925 West North Avenue
               Brookfield, Wisconsin                            53005
     (Address of principal executive offices)                 (Zip Code)


     Ridgestone Financial Services, Inc. 1996 Stock Option Plan, As Amended
                            (Full title of the plan)

                                                      Copy to:
             Paul E. Menzel
 President and Chief Executive Officer              Jay O. Rothman
  Ridgestone Financial Services, Inc.               Foley & Lardner
        13925 West North Avenue                777 East Wisconsin Avenue
     Brookfield, Wisconsin 53005              Milwaukee, Wisconsin 53202
           (414) 789-1011                          (414) 271-2400

               (Name, address and telephone number, including area
                           code, of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
                                    Maximum        Maximum
        Title of        Amount      Offering      Aggregate      Amount of
     Securities to      to be        Price        Offering      Registration
     be Registered    Registered   Per Share        Price           Fee

    Common Stock,      400,000     $18.25 (1)  $7,300,000 (1)      $2,154
     no par value      shares

   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on market data for Ridgestone Financial Services, Inc. Common Stock as reflected on the over-the-counter market on May 7, 1998.

                         ____________________________


   Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus referred to herein also relates to the Registrant's Registration Statement on Form S-8 (Registration No. 333-28299).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed with the Commission by Ridgestone Financial Services, Inc. (the "Company") under File No. 0-27984 are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, which includes audited financial statements as of and for the fiscal year ended December 31, 1997.

             2.   The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A, dated March 13, 1996, and any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

             The Company maintains a liability policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit
      No.                      Exhibit

    (4.1)            Ridgestone Financial Services, Inc. 1996 Stock Option
                     Plan, as amended

    (4.2) Form of Stock Option Agreement used in conjunction with the Ridgestone Financial Services, Inc. 1996 Stock Option Plan, as amended [Incorporated by reference to Exhibit 4.4 to Ridgestone Financial Services Inc.'s Registration Statement on Form S-8 (Registration No. 333-28299)]

    (4.3) Amendments to the Articles of Incorporation of Ridgestone Financial Services, Inc.

    (4.4) Articles of Incorporation of Ridgestone Financial Services, Inc., as amended

    (4.5)            Amendments to the By-Laws of Ridgestone Financial
                     Services, Inc.

    (4.6) By-laws of Ridgestone Financial Services, Inc., as amended

    (5)              Opinion of Foley & Lardner

    (23.1)           Consent of Conley McDonald LLP

    (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

    (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)


   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes to:

             (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

             (2) For determining liability under the Securities Act of 1933, as amended (the "Act"), treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

             (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on May 11, 1998.

                                      RIDGESTONE FINANCIAL
                                      SERVICES, INC.



                                      By:  /s/ Paul E. Menzel
                                           Paul E. Menzel
                                           President and
                                           Chief Executive Officer


             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Paul E. Menzel, William R. Hayes and Christine V. Lake, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Signature                          Title                   Date


    /s/ Paul E. Menzel          President, Chief Executive      May 11, 1998
    Paul E. Menzel              Officer and Director
                                (Principal Executive Officer)

    /s/ William R. Hayes        Vice President, Treasurer       May 11, 1998
    William R. Hayes            and Director (Principal
                                Financial and Accounting
                                Officer)

    /s/ Christine V. Lake       Vice President, Secretary       May 11, 1998
    Christine V. Lake           and Director



    /s/ Charles N. Ackley             Director                  May 11, 1998
    Charles N. Ackley


    /s/ Gregory J. Hoesly             Director                  May 11, 1998
    Gregory J. Hoesly


    /s/ John E. Horning               Director                  May 11, 1998
    John E. Horning



    /s/ William F. Krause, Jr.        Director                  May 11, 1998
    William F. Krause, Jr.


                                      Director
    Charles G. Niebler


    /s/ Frederick I. Olson            Director                  May 11, 1998
    Frederick I. Olson


    /s/ James E. Renner               Director                  May 11, 1998
    James E. Renner



    /s/ Richard A. Streff             Director                  May 11, 1998
    Richard A. Streff



    /s/ William J. Tetzlaff           Director                  May 11, 1998
    William J. Tetzlaff

                                  EXHIBIT INDEX

           RIDGESTONE FINANCIAL SERVICES, INC. 1996 STOCK OPTION PLAN,
                                   AS AMENDED

     Exhibit No.                            Exhibit


        (4.1) Ridgestone Financial Services, Inc. 1996 Stock Option Plan, as amended.

        (4.2) Form of Stock Option Agreement used in conjunction with the Ridgestone Financial Services, Inc. 1996 Stock Option Plan, as amended [Incorporated by reference to
                   Exhibit 4.4 to Ridgestone Financial Services Inc.'s Registration Statement on Form S-8 (Registration No. 333-28299)]

        (4.3) Amendments to the Articles of Incorporation of Ridgestone Financial Services, Inc.

        (4.4) Articles of Incorporation of Ridgestone Financial Services, Inc., as amended

        (4.5)      Amendments to the By-Laws of Ridgestone Financial
                   Services, Inc.

        (4.6) By-laws of Ridgestone Financial Services, Inc., as amended

         (5)       Opinion of Foley & Lardner

        (23.1)     Consent of Conley McDonald LLP

        (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

         (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)